UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

Cloud Peak Energy Inc.

Cloud Peak Energy Resources LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34547 333-168639	26-3088162 26-4073917
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD

On February 13, 2013, Cloud Peak Energy Inc. (“Cloud Peak Energy”) issued a press release announcing a throughput option agreement with SSA Marine that provides Cloud Peak Energy with an option for up to 16 million tonnes of capacity per year through the planned dry bulk cargo Gateway Pacific Terminal at Cherry Point in the State of Washington.  A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

Item 8.01.	Other Events.

On February 13, 2013, Cloud Peak Energy announced a throughput option agreement with SSA Marine that provides Cloud Peak Energy with an option for up to 16 million tonnes of capacity per year through the planned dry bulk cargo Gateway Pacific Terminal at Cherry Point in the State of Washington.  The terminal would accommodate cape size vessels.  Cloud Peak Energy’s option is exercisable following future permit completion for the terminal.

The Gateway Pacific Terminal is intended to be capable of exporting up to 54 million tonnes of commodities, including 48 million tonnes of coal, annually.  Cloud Peak Energy’s potential share of capacity will depend upon the ultimate capacity of the terminal.  Subsequent to receiving the required permits, SSA Marine anticipates approximately two years for construction.  Commercial operation is currently estimated to commence in 2018.

Cautionary Note Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on our management’s current expectations or beliefs as well as assumptions and estimates regarding our company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, (1) future permitting, construction and development of the Gateway Pacific Terminal, estimated timing for commercial operation and estimated throughput capacity, (2) our exercise of options for capacity at the terminal and the amount of capacity subject to any exercise, (3) potential future benefits of the option agreement, (4) anticipated future growth in Asian thermal coal demand, (5) our business development and growth initiatives and strategies, (6) the potential development of our Youngs Creek or other Northern PRB assets, and (7) other statements regarding the option agreement, the Gateway Pacific Terminal and our plans, strategies, prospects and expectations concerning our business, industry, economic conditions, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including the risks that (i) the Gateway Pacific Terminal is not developed in a timely manner or at all, or is developed at a smaller throughput capacity than planned, (ii) the terms and conditions of the option agreement are not satisfied, the option agreement is terminated or we are otherwise unable to finalize and enter into a definitive throughput agreement that would govern our potential future capacity at the terminal, (iii) we do not exercise some or all of the option for capacity at the terminal, (iv) Asian export demand weakens, or (v) anticipated benefits of the option agreement are not achieved. For a discussion of some of the additional factors that could adversely affect our future results or the anticipated benefits of the option agreement, refer to the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this report, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

99.1     Furnished press release, dated February 13, 2013, issued by Cloud Peak Energy Inc. announcing that it has entered into a throughput option agreement with SSA Marine

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: February 13, 2013	By:	/s/ Amy J. Stefonick
	Name:	Amy J. Stefonick
	Title:	Corporate Secretary

CLOUD PEAK ENERGY RESOURCES LLC

Date: February 13, 2013	By:	/s/ Amy J. Stefonick
	Name:	Amy J. Stefonick
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Furnished press release, dated February 13, 2013, issued by Cloud Peak Energy Inc. announcing that it has entered into a throughput option agreement with SSA Marine